Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, November 1, 2005 – Waddell & Reed Financial, Inc. (NYSE: WDR) reported third quarter net income of $24.5 million, or $0.30 per diluted share, compared to net income of $23.4 million, or $0.29 per diluted share in last year’s third quarter and a net loss of $7.1 million, or $0.09 per diluted share in the second quarter of 2005.  This year’s third quarter includes a tax benefit relating to a change in determination of the deductibility of certain legal matters expensed in the second quarter of 2005.  Separately, as previously reported, second quarter results included after-tax charges totaling $28.8 million, or $0.35 per diluted share.  Excluding the current quarter’s tax adjustment and the second quarter’s charges, net income was $22.7 million, or $0.28 per diluted share compared to net income of $21.7 million, or $0.27 per diluted share for the second quarter of 2005.

Except where specifically noted, comparison to previous periods in the text of this release are made excluding these adjustments and charges.  We believe adjusting results for the above-referenced special charges provides stockholders with a more comparable basis for evaluating results and financial performance to other periods.  A detailed description of the second quarter charges is available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and a schedule reconciling adjusted results to GAAP is provided on Page 6.

Channel Discussion

Advisors channel

Gross and net sales in the Advisors channel improved meaningfully both on a year-over-year and sequential basis.  Sales of $628 million during the quarter represented increases of 27% and 12%, respectively, from sales of $495 million in the third quarter of 2004 and $560 million in the second quarter of 2005.  In addition, our redemption rate declined to 9.2% in the current quarter, compared to 11.6% in last year’s comparable quarter and 10.6% during the second quarter of 2005.

 “We have made considerable changes to our Advisors channel throughout 2005 and we are beginning to see the benefits of those efforts,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Although we still have significant work ahead of us, I believe we are positioning ourselves for meaningful improvement.”

Wholesale channel

Third quarter sales results in our non-proprietary distribution channel remained strong at $564 million.  Year-to-date, gross sales of $1.7 billion and net sales of $817 million are significantly ahead of the comparable gross sales of $915 million and net sales of $183 million experienced in the same nine-month period of 2004.

The redemption rate of our non-proprietary distribution efforts declined to 18.3% in the current quarter, compared to 21.8% during the second quarter of 2005 and 21.6% in last year’s comparable quarter.  This decline is mostly due to higher average assets under management.

Sales into subadvised products remain robust, but declined as a percentage of total non-proprietary sales.  During the quarter ended September 30, 2005, sales of subadvised funds by our non-proprietary distribution channel were 63% of total non-proprietary sales (38% of all mutual fund sales by all distribution channels) compared to 67% of total non-proprietary sales (39% of all mutual fund) and 76% of total non-proprietary sales (47% of all mutual fund) for the quarters ended June 30 and March 31, 2005, respectively.

Direct costs associated with our non-proprietary distribution efforts will continue to increase in line with sales and asset levels; however, we expect to see improvement in the profitability of this channel as indirect costs level off during the next few quarters.

Redemptions in our institutional sales channel increased with the anticipated withdrawal of nearly $380 million in pension assets by a large state plan.  This redemption was due to a reallocation of their assets away from traditional pension managers and was not performance related.

Management Fee Revenues

The increase in revenues in the current quarter compared to that of the second quarter of 2005 and the third quarter of 2004 is attributable to higher average assets under management and, to a lesser degree, a higher overall management fee rate.  The improvement in the management fee rate is due in large part to a mix shift between the Advisors and Ivy fund families.  We continue to experience strong sales in the Ivy funds primarily due to our non-proprietary distribution efforts.  These funds have a slightly higher management fee rate due to their lack of scale.

Investment Product Sales (1)

Advisors Channel

($ thousands)

	3Q 2005	3Q 2004%		2Q 2005%
Front-load sales	$423,966	$336,996	25.8%	$394,627	7.4%
Deferred-load sales	43,488	51,150	-15.0%	56,090	-22.5%
Allocation product sales (no-load) (2)	7,055	—	nm	6,483	8.8%
Total	$474,509	$388,146	22.3%	$457,200	3.8%

(1) Investment product sales exclude sales at net asset value, Class Y sales, and sales of money market funds.  Sales load is included.

(2) Includes Strategic Portfolio Allocation (“SPA”) and Model Allocation Portfolio (“MAP”) products.

Underwriting and Distribution

See the attached table on page 9 for details of underwriting and distribution revenues and expenses.

Underwriting and Distribution Revenues

On a sequential quarterly basis, approximately half of the improvement in revenues is due to higher asset-based 12b-1 service fee revenues collected from our retail mutual funds.  The remainder of the increase is due to improved sales volume in the Advisors channel, higher sales volume by Legend advisors and higher asset-based 12b-1 distribution fees on retail mutual funds sold through our non-proprietary distribution efforts.

Comparing this quarter’s results to last year’s third quarter, revenues improved on a combination of higher sales volume in our Advisors channel and by Legend advisors, higher asset-based 12b-1 service and distribution fee revenues collected from our retail mutual funds, and to a lesser extent, higher financial planning fee revenues.  A drop in insurance sales commissions and lower asset-based fees earned on our allocation products partially offset the above-described revenue improvements.

Underwriting and Distribution Expenses

Sequentially, expenses increased in correlation with higher sales volume in the Advisors channel and on higher asset-based 12b-1 service fee levels.  In the Advisors channel, indirect expenses also increased due to higher sales program costs, namely costs for the annual sales convention, and to a lesser degree, various costs associated with promotions aimed at improving sales and new client capture.

Compared to last year’s third quarter, the increase in expenses is due to a combination of higher variable costs that fluctuate with sales and asset levels.  The most notable variances were due to higher front-load sales volume in our Advisors channel and by Legend advisors, higher asset-based 12b-1 service fee levels and higher financial planning fees.  Indirect expenses also increased in our Advisors channel due to higher sales program costs, namely higher costs for the annual sales convention, group health and accident benefits and, to a lesser degree, various costs associated with improving sales and new client capture.  In our Wholesale channel, indirect costs increased due to wholesaling activities associated with our non-proprietary distribution efforts.

Other Operating Items

Compensation and related costs increased on a sequential quarter basis due to higher cash incentive compensation accruals as a result of continued strong investment performance.  Comparing the current quarter to last year’s third quarter, the increase was due to a combination of head count increases and higher cash incentive compensation accruals.

General and administrative expenses declined on a sequential quarter basis due to lower legal expenses and a combination of minor cost cutting initiatives.

Subadvisory expenses continue to increase compared to this year’s second quarter, as well as last year’s third quarter, due to strong sales and asset growth in some of our subadvised funds.

Income Tax Rate

The effective income tax rate for the third quarter of 2005 was 31.7%, compared to 36.3% in last year’s third quarter.  The decrease is due to a tax benefit relating to a change in the determination of the deductibility of certain legal matters expensed in the second quarter of 2005.

Balance Sheet Information

As of September 30, 2005

•	Cash balance of $142.5 million ($23.6 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).
•	Investment securities of $51.2 million.
•	Short-term debt outstanding of $200.2 million (includes senior notes due January 2006).
•	Shareholders’ equity of $229.7 million.
•	Shares outstanding were 83.7 million.

Please see Note 10 of the Notes to the Unaudited Consolidated Financial Statements of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 for a description of the Company’s unresolved material legal and regulatory matters.

WADDELL & REED FINANCIAL, INC.

Schedule of Selected Operating Data

(Amounts in thousands except for per share data)

	Three Months Ended				Three Months Ended
	September 30,		Change		June 30,	Change
	2005	2004	$	%	2005	$	%
Operating Revenues:
Investment management fees	$68,857	$58,221	10,636	18.3	$64,533	4,324	6.7
Underwriting & distribution fees	68,069	59,323	8,746	14.7	65,833	2,236	3.4
Shareholder service fees	20,587	19,121	1,466	7.7	20,320	267	1.3
Total operating revenues	157,513	136,665	20,848	15.3	150,686	6,827	4.5

Operating Expenses:
Underwriting and distribution	75,957	63,865	12,092	18.9	73,427	2,530	3.4
Compensation and related costs	21,413	16,911	4,502	26.6	19,796	1,617	8.2
Equity Compensation	4,279	2,828	1,451	51.3	6,248	(1,969)	-31.5
General and administrative	10,106	9,937	169	1.7	49,867	(39,761)	-79.7
Subadvisory	4,953	1,726	3,227	187.0	4,145	808	19.5
Depreciation	2,651	2,300	351	15.3	2,409	242	10.0
Total operating expense	119,359	97,567	21,792	22.3	155,892	(36,533)	-23.4

Operating Income:	38,154	39,098	(944)	-2.4	(5,206)	43,360	-832.9

Other Income (Expense):
Investment & other income	1,449	440	1,009	229.3	1,455	(6)	-0.4
Interest expense	(3,659)	(2,769)	890	32.1	(3,685)	(26)	-0.7

Income before taxes	35,944	36,769	(825)	-2.2	(7,436)	n/m	n/m

Provision for taxes	11,412	13,351	(1,939)	-14.5	(349)	n/m	n/m

Net income (loss)	$24,532	$23,418	1,114	4.8	(7,087)	n/m	n/m

Earnings (loss) per share:
Basic	$0.30	$0.29	0.01	3.4	$(0.09)	n/m	n/m
Diluted	$0.30	$0.29	0.01	3.4	$(0.09)	n/m	n/m

Adjusted net income (1)	$22,717	$23,418	(701)	-3.0	$21,706	1,011	4.7

Adjusted net income per share - diluted (1)	$0.28	$0.29	(0.01)	-3.4	$0.27	0.01	3.7

Weighted average shares outstanting:
Basic	80,914	80,530			80,810
Diluted	81,891	81,634			80,810

Operating margin	24.2%	28.6%			-3.5%
Adjusted operating margin (1)	n/m	n/m			24.0%
Waddell & Reed Advisors U&D margin (2)	-6.2%	-2.1%			-4.2%

(1)  Reconciliation to GAAP provided on page 6

(2)  Excludes our wholesale underwriting and distribution activities

WADDELL & REED FINANCIAL, INC.

Reconciliation to GAAP

(Amounts in thousands except for per share data)

	For the Three Months Ended
	September 30,			June 30,
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Operating Revenues:
Investment management fees	$68,857	$—	$68,857	$64,533	$—	$64,533
Underwriting & distribution fees	68,069	—	68,069	65,833	—	65,833
Shareholder service fees	20,587	—	20,587	20,320	—	20,320
Total operating revenues	157,513	—	157,513	150,686	—	150,686

Operating Expenses:
Underwriting and distribution	75,957	—	75,957	73,427	(423)	73,004
Compensation and related costs	21,413	—	21,413	19,796	(564)	19,232
Equity Compensation	4,279	—	4,279	6,248	(2,171)	4,077
General and administrative	10,106	—	10,106	49,867	(38,162)	11,705
Subadvisory	4,953	—	4,953	4,145	—	4,145
Depreciation	2,651	—	2,651	2,409	—	2,409
Total operating expense	119,359	—	119,359	155,892	(41,320)	114,572

Operating Income:	38,154	—	38,154	(5,206)	41,320	36,114

Other Income (Expense):
Investment & other income	1,449	—	1,449	1,455	—	1,455
Interest expense	(3,659)	—	(3,659)	(3,685)	—	(3,685)

Income before taxes	35,944	—	35,944	(7,436)	41,320	33,884

Provision for taxes	11,412	1,815	13,227	(349)	12,527	12,178

Net income (loss)	$24,532	$(1,815)	$22,717	$(7,087)	$28,793	$21,706

Net (loss) income per share - diluted	$0.30	$(0.02)	$0.28	$(0.09)	$0.35	$0.27

Basic shares outstanding				80,810

Weighted average number of shares outstanding - diluted	81,891	81,891	81,891		81,493	81,493

		EPS			EPS
Net income (loss), as reported	$24,532	$0.30		$(7,087)	$(0.09)
Adjustments (net of taxes)
NASD settlement				15,572	0.19
Torchmark settlement				9,208	0.11
CEO resignation				3,693	0.05
Severance/restructuring				320	0.01
Tax benefit related to legal matters	(1,815)	$(0.02)

Adjusted net income	$22,717	$0.28		$21,706	$0.27

WADDELL & REED FINANCIAL, INC.

Adjusted results (1)

(Amounts in thousands except for per share data)

	Three Months Ended		Change
	September 30, 2005	June 30, 2005	$	%
Operating Revenues:
Investment management fees	$68,857	$64,533	4,324	6.7
Underwriting & distribution fees	68,069	65,833	2,236	3.4
Shareholder service fees	20,587	20,320	267	1.3
Total operating revenues	157,513	150,686	6,827	4.5

Operating Expenses:
Underwriting and distribution	75,957	73,004	2,953	4.0
Compensation and related costs	21,413	19,232	2,181	11.3
Equity Compensation	4,279	4,077	202	5.0
General and administrative	10,106	11,705	(1,599)	-13.7
Subadvisory	4,953	4,145	808	19.5
Depreciation	2,651	2,409	242	10.0
Total operating expense	119,359	114,572	4,787	4.2

Operating Income:	38,154	36,114	2,040	5.6

Other Income (Expense):
Investment & other income	1,449	1,455	(6)	-0.4
Interest expense	(3,659)	(3,685)	(26)	-0.7

Income before taxes	35,944	33,884	2,060	6.1

Provision for taxes	13,227	12,178	1,049	8.6

Adjusted net income (1)	$22,717	$21,706	1,011	4.7

Adjusted net income per share - diluted (1)	$0.28	$0.27	0.01	3.7

Weighted average number of shares outstanding - diluted	81,891	81,493

Operating margin	24.2%	24.0%
Waddell & Reed Advisors U&D margin (2)	-6.2%	-4.2%

(1)  Reconciliation to GAAP provided on page 6

(2)  Excludes our wholesale underwriting and distribution activities

WADDELL & REED FINANCIAL, INC.

Changes in Assets Under Management

For the quarter ended

(Amounts in millions)

		Wholesale Channel
	Advisors Channel	Non-Proprietary	Institutional	Total
September 30, 2005
Beginning Assets	$25,392	$5,367	$8,315	$39,074

Sales	628	564	127	1,319
Redemptions	(745)	(274)	(744)	(1,763)
Net Sales	(117)	290	(617)	(444)

Net Exchanges and Adjustments	(26)	23	0	(3)
Reinvested Dividends and Capital Gains	36	4	27	67
Net Flows	(107)	317	(590)	(380)

Market Appreciation	1,294	454	279	2,027
Ending Assets	$26,579	$6,138	$8,004	$40,721

September 30, 2004
Beginning Assets	$24,173	$4,096	$8,089	$36,358

Sales	495	303	510	1,308
Redemptions	(834)	(230)	(398)	(1,462)
Net Sales	(339)	73	112	(154)

Net Exchanges and Adjustments	(16)	13	0	(3)
Reinvested Dividends and Capital Gains	31	1	31	63
Net Flows	(324)	87	143	(94)

Market Depreciation	(365)	(59)	(237)	(661)
Ending Assets	$23,484	$4,124	$7,995	$35,603

June 30, 2005
Beginning Assets	$24,921	$5,022	$8,242	$38,185

Sales	560	503	123	1,186
Redemptions	(824)	(286)	(349)	(1,459)
Net Sales	(264)	217	(226)	(273)

Net Exchanges and Adjustments	(14)	11	0	(3)
Reinvested Dividends and Capital Gains	53	16	30	99
Net Flows	(225)	244	(196)	(177)

Market Appreciation	696	101	269	1,066
Ending Assets	$25,392	$5,367	$8,315	$39,074

WADDELL & REED FINANCIAL, INC.

Underwriting and Distribution

For the quarter ended

(Amounts in thousands)

September 30, 2005	Advisors	Non-Proprietary	Legend	Total
Revenues	$51,296	$5,696	$11,077	$68,069

Expenses
Direct	34,795	7,882	7,313	49,990
Indirect	19,678	3,370	2,919	25,967
Total Expenses	$54,473	$11,252	$10,232	$75,957

Net U&D	$(3,177)	$(5,556)	$845	$(7,888)

Margin	-6.2%		7.6%

September 30, 2004	Advisors	Non-Proprietary	Legend	Total
Revenues	$47,118	$3,039	$9,166	$59,323

Expenses
Direct	30,703	4,772	5,969	41,444
Indirect	17,391	2,656	2,374	22,421
Total Expenses	$48,094	$7,428	$8,343	$63,865

Net U&D	$(976)	$(4,389)	$823	$(4,542)

Margin	-2.1%		9.0%

June 30, 2005	Advisors	Non-Proprietary	Legend	Total
Revenues	$50,063	$4,834	$10,936	$65,833

Expenses
Direct	33,658	7,251	7,398	48,307
Indirect	18,509	3,603	3,008	25,120
Total Expenses	$52,167	$10,854	$10,406	$73,427

Net U&D	$(2,104)	$(6,020)	$530	$(7,594)

Margin	-4.2%		4.8%

WADDELL & REED FINANCIAL, INC.

Supplemental Information

Other Items

	3Q 05	3Q 04	% change	2Q 05	% change
Redemption rates - long-term assets

Advisors	9.2%	11.6%		10.6%
Non-Proprietary	18.3%	21.6%		21.8%
Institutional	35.8%	20.8%		17.0%
Total	16.0%	14.9%		13.5%

Sales per advisor (000s) (1)

Total	195	154	26.6%	188	3.7%
2+ Years	278	222	25.2%	289	-3.8%
0 to 2 Years	63	42	50.0%	49	28.6%

Gross production per advisor (000s) (2)	13.3	12.3	8.1%	13.4	-0.7%

Number of advisors (3)	2,443	2,566	-4.8%	2,422	0.9%

Number of shareholder accounts (000s)	2,579	2,387	8.0%	2,530	1.9%

(1) Average commissionable sales per Waddell & Reed Advisor

(2) Average gross commission generated per Waddell & Reed Advisor

(3) Excludes Legend retirement advisors

Lipper Ranking

	YTD	1 Year	3 Years	5 Years
Percentage of funds

Equity Funds
Top Quartile	54%	57%	33%	55%
Top Half	72%	85%	62%	65%

All Funds
Top Quartile	44%	42%	26%	46%
Top Half	66%	73%	56%	63%

MorningStar Ranking

	Overall	3 Years	5 Years

Percentage of funds with 4 or 5 stars
Equity Funds	33%	19%	38%
All Funds	33%	15%	36%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, November 1, 2005 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our third quarter results.  Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com.  A webcast replay will be made available shortly after the call through November 8th.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Investor Relations Manager, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.